Exhibit 8(a)(3)

                         AMENDMENT OF CUSTODIAN CONTRACT

      THE PARTIES HERETO amend, as of March 31, 1986, the Custodian Contract between Scudder Capital Growth Fund, Inc. (the "Fund"), and State Street Bank and Trust Co., dated October 1, 1982, to reflect the change of domicile and reorganization of the Fund from a Delaware corporation to a Massachusetts business trust and in all respects to confirm the rights and obligations thereunder.

      In Witness Whereof, each of the parties has caused this Amendment to be executed in its name on its behalf by a duly authorized officer as of the day and the year first written above.


                                       SCUDDER CAPITAL GROWTH FUND
                                       (a Massachusetts business trust)


                                       By: /s/ Thomas F. McDonough
                                           -------------------------------------



                                       STATE STREET BANK AND TRUST COMPANY


                                       By: /s/ E D Hawkes, Jr.
                                           -------------------------------------